SMITH & COMPANY
                          Certified Public Accountants

Members of                                           Crandall Building Suite 700
American Institute of                                          10 West 100 South
Certified Public Accountants                          Salt Lake City, Utah 84101
Utah Association of                                    Telephone: (801) 575-8297
Certified Public Accountants                           Facsimile: (801) 575-8306
--------------------------------------------------------------------------------

November 21, 1997

Mr. Hank Vanderkam
Compu-Graphics, Ltd.
440 Louisiana, Suite 475
Houston, Texas  77002

Dear Mr. Vanderkam:

     This  is  to  confirm   that  the   client-auditor   relationship   between
Compu-Graphics, Ltd. (SEC File No. 33-55254-40) and Smith & Company has ceased, effective November 19, 1997.


Very truly yours,

Smith & Company


/s/ William R. Denney
By: William R. Denney

cc: SECPS LETTER FILE
U.S. SECURITIES & EXCHANGE COMMISSION
MAIL STOP 9-5
450 FIFTH STREET, NORTHWEST
WASHINGTON, D.C.  20549